Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 13, 2003 relating to the consolidated financial statements, which appears in Elizabeth Arden, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
June 10, 2003